Exhibit 3.40

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HII TECHNICAL SOLUTIONS CORPORATION” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FIFTH DAY OF OCTOBER, A.D. 2016, AT 5:49 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “HII TECHNICAL SOLUTIONS CORPORATION”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6173803 8100H SR# 20176993655	Authentication: 203538215 Date: 11-08-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 05:49 PM 10/05/2016 FILED 05:49 PM 10/05/2016 SR 20166087529 - File Number 6173803

CERTIFICATE OF INCORPORATION

OF

HII TECHNICAL SOLUTIONS CORPORATION

* * * * *

1.	The name of the corporation is: HII Technical Solutions Corporation.

2.	The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

3.	The nature of the business or purpose to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.	The total number of shares of stock that the corporation shall have authority to issue is 100 shares of common stock; all of such shares shall be without par value.

5.	The name and mailing address of each incorporator are as follows:

NAME	MAILING ADDRESS
Michael P. Goldman	Riverfront Plaza, East Tower
957 East Byrd St.
Richmond, VA 23219

6.	The corporation is to have perpetual existence.

7.	In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the bylaws of the corporation

8.	The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the corporation shall be as specified, or determined in the manner provided, in the bylaws, but shall be at least one. Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

9.	A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

10.	The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

11.	The stockholders of the corporation shall not be personally liable for the debts, liabilities or obligations of the corporation.

I, THE UNDERSIGNED, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hands this 5th day of October, 2016.

/s/ Michael P. Goldman
Michael P. Goldman, Incorporator